AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                 BARNETT, INC.,

                             WILMAR INDUSTRIES, INC.

                                       AND

                              BW ACQUISITION, INC.




                            DATED AS OF JULY 10, 2000



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                                TABLE OF CONTENTS
                                                                                                       Page

         TABLE OF CONTENTS...............................................................................ii

Article I THE MERGER......................................................................................1

         Section 1.1        The Merger....................................................................1
         Section 1.2        Effective Time of the Merger..................................................2
         Section 1.3        Closing.......................................................................2
         Section 1.4        Directors and Officers of the Surviving Corporation...........................2

Article II CONVERSION OR CANCELLATION OF SHARES IN THE MERGER.............................................3

         Section 2.1        Conversion (or Cancellation) of Shares........................................3
         Section 2.2        Payment of Cash for Shares....................................................3
         Section 2.3        Exchange of Certificates......................................................5
         Section 2.4        Dissenting Shares.............................................................5
         Section 2.5        Stock Options.................................................................6

Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................7

         Section 3.1        Organization..................................................................7
         Section 3.2        Capitalization................................................................7
         Section 3.3        Company Subsidiaries..........................................................8
         Section 3.4        Authority Relative to this Agreement..........................................9
         Section 3.5        Consents and Approvals; No Violations.........................................9
         Section 3.6        Company SEC Reports..........................................................10
         Section 3.7        Absence of Certain Changes...................................................11
         Section 3.8        Litigation...................................................................11
         Section 3.9        Absence of Undisclosed Liabilities...........................................12
         Section 3.10       Contracts; No Default........................................................12
         Section 3.11       Taxes........................................................................12
         Section 3.12       Assets.......................................................................13
         Section 3.13       Non-Competition Agreements...................................................13
         Section 3.14       Employee Benefit Plans; Labor Matters........................................14
         Section 3.15       Intellectual Property........................................................16
         Section 3.16       Environmental Matters........................................................17
         Section 3.17       Labor Matters................................................................17
         Section 3.18       Employment Matters...........................................................18
         Section 3.19       Insurance....................................................................18
         Section 3.20       Brokers......................................................................18
         Section 3.21       Information..................................................................18
         Section 3.22       Vote Required................................................................19
         Section 3.23       Affiliate Transactions.......................................................19

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         Section 3.24       Delaware Section 203 and Other Statutes......................................19
         Section 3.25       Disclosure...................................................................19

Article IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.......................................20

         Section 4.1        Organization.................................................................20
         Section 4.2        Capitalization...............................................................20
         Section 4.3        Authority Relative to this Agreement.........................................21
         Section 4.4        No Conflict..................................................................21
         Section 4.5        Litigation...................................................................22
         Section 4.6        Information..................................................................22
         Section 4.7        Brokers......................................................................22
         Section 4.8        Financing....................................................................22

Article V COVENANTS......................................................................................23

         Section 5.1        Conduct of Business by the Company Pending the Merger........................23
         Section 5.2        Access and Information.......................................................26
         Section 5.3        Filings; Other Action........................................................26
         Section 5.4        Proxy Statement..............................................................27
         Section 5.5        Stockholders Meeting.........................................................29
         Section 5.6        Public Announcements.........................................................29
         Section 5.7        Stock Exchange De-Listings...................................................29
         Section 5.8        Employee Benefits............................................................29
         Section 5.9        Company Indemnification Provision............................................30
         Section 5.10       No Solicitation..............................................................33
         Section 5.11       Additional Matters...........................................................35
         Section 5.12       Offer to Repurchase Certain Shares...........................................35

Article VI CONDITIONS TO CONSUMMATION OF THE MERGER......................................................36

         Section 6.1        Conditions to Each Party's Obligation to Effect the Merger...................36
         Section 6.2        Conditions to Obligation of the Company to Effect the Merger.................36
         Section 6.3        Conditions to Obligations of Parent and Merger Sub to Effect the Merger......37

Article VII TERMINATION, AMENDMENT AND WAIVER............................................................38

         Section 7.1        Termination..................................................................38
         Section 7.2        Effect of Termination........................................................40
         Section 7.3        Amendment....................................................................40
         Section 7.4        Waiver.......................................................................40
         Section 7.5        Termination Fee and Expenses.................................................40

Article VIII GENERAL PROVISIONS..........................................................................42

         Section 8.1        Certain Definitions..........................................................42

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         Section 8.2        Survival of Representations, Warranties and Agreements.......................42
         Section 8.3        Notices......................................................................43
         Section 8.4        Amendments; No Waivers.......................................................44
         Section 8.5        Expenses.....................................................................44
         Section 8.6        Transfer Taxes...............................................................44
         Section 8.7        Successors and Assigns.......................................................44
         Section 8.8        Governing Law and Venue; Waiver of Jury Trial................................45
         Section 8.9        Counterparts; Effectiveness..................................................45
         Section 8.10       Severability.................................................................46
         Section 8.11       Specific Performance.........................................................46
         Section 8.12       Entire Agreement; No Third Party Beneficiaries...............................46

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                             INDEX OF DEFINED TERMS

                                                                                                       Section
                                                                                                       -------
Acquisition Agreement............................................................................      5.10(d)
Action...........................................................................................      6.1(d)
Audited Financial Statements.....................................................................      3.6
Benefit Plan.....................................................................................      3.14(a)(i)
Closing..........................................................................................      1.3
Closing Date.....................................................................................      1.3
COBRA............................................................................................      3.14(a)(vi)
Code.............................................................................................      3.14(a)(ix)
Common Share Exchange Ratio......................................................................      2.1(c)
Common Stock.....................................................................................      2.1(a)
Company..........................................................................................      Introduction
Company Benefit Plan.............................................................................      3.13
Company Disclosure Letter........................................................................      Article III
Company Financial Statements.....................................................................      3.6
Company Intellectual Property Rights.............................................................      3.15(a)
Company Material Adverse Effect..................................................................      3.1
Company Principal................................................................................      Factual Recitals
Company SEC Reports..............................................................................      3.5
Company Stockholders Meeting.....................................................................      5.4
Company Subsidiaries.............................................................................      3.3(a)
Company Voting Agreement.........................................................................      Factual Recitals
Confidentiality Agreement........................................................................      5.2
Delaware Corporate Law...........................................................................      1.1
Dissenting Shares................................................................................      2.4
Effective Time...................................................................................      1.2
Employee.........................................................................................      3.14
Encumbrance......................................................................................      3.5
Environmental Law................................................................................      3.16
ERISA............................................................................................      3.14(a)(v)
Exchange Act.....................................................................................      3.5
Exchange Agent...................................................................................      2.2(a)
Expenses.........................................................................................      7.5(c)
Financing........................................................................................      4.8
Financing Letters................................................................................      4.8
GAAP.............................................................................................      3.6
Governmental Entity..............................................................................      3.5
Governmental Requirements........................................................................      3.5
Hazardous Substance..............................................................................      3.16
HSR Act..........................................................................................      3.5
Indemnification Parties..........................................................................      5.9(b)
Indemnified Parties..............................................................................      5.9(a)

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Indemnifying Party...............................................................................      5.9(b)
Interim Financial Statements.....................................................................      3.6
Material Assets..................................................................................      3.11(a)
Merger...........................................................................................      Factual Recitals
Merger Sub.......................................................................................      Introduction
Merger Consideration.............................................................................      2.1(a)
Merger Sub Common Stock..........................................................................      4.2
Notice of Superior Proposal......................................................................      5.10(b)
Option...........................................................................................      2.5
Option Plans.....................................................................................      2.5
Parent Disclosure Letter.........................................................................      Article IV
Parent Material Adverse Effect...................................................................      4.1
PBGC.............................................................................................      3.14(a)(viii)
Permitted Encumbrances...........................................................................      3.11(a)
Permitted Investments............................................................................      2.2(a)
Preferred Stock..................................................................................      2.1(c)
Proxy............................................................................................      Factual Recitals
Proxy Statement..................................................................................      5.4
Requisite Company Vote...........................................................................      3.4
Retiree Welfare Plan.............................................................................      3.14(a)(iv)
SEC..............................................................................................      3.5
Securities Act...................................................................................      5.4
Superior Proposal................................................................................      5.10(d)
Surviving Corporation............................................................................      1.1
Surviving Corporation Bylaws.....................................................................      1.1
Surviving Corporation Certificate of Incorporation...............................................      1.1
Takeover Proposal................................................................................      5.10(a)
Termination Fee..................................................................................      7.5(a)
Terminating Company Breach.......................................................................      7.1(g)
Terminating Parent Sub Breach....................................................................      7.1(h)
Transfer Taxes...................................................................................      8.6
Welfare Plan.....................................................................................      3.14(a)(iii)
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                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of July __, 2000, among BARNETT, INC., a Delaware corporation (the "Company"), WILMAR INDUSTRIES, INC., a New Jersey corporation ("Parent") and BW ACQUISITION, INC., a Delaware corporation ("Merger Sub").

         WHEREAS, the respective Boards of Directors of each of the Company, Parent and Merger Sub have approved this Agreement, pursuant to which, among other things, Merger Sub will be merged with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein and in accordance with the Delaware General Corporation Law, as amended ("Delaware Corporate Law");

         WHEREAS, concurrently with the execution of the Agreement, as a condition to the willingness of Parent and Merger Sub to enter into the Agreement, (i) Waxman Industries Inc. and Waxman USA Inc. (collectively, the "Company Principal") entered into a Stockholder Agreement and Voting Trust Agreement with Parent and Merger Sub (collectively, the "Company Voting Agreement"), which provides for, among other things, the Company Principal to deposit 6,186,530 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), beneficially owned by the Company Principal in a voting trust, and the agreement of the Company Principal and the voting trustee named therein to vote all shares of Common Stock beneficially owned by the Company Principal in favor of approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby, and (ii) the Company Principal delivered to Parent and Merger Sub a proxy (the "Proxy") in respect of an additional 1,000,000 of such shares of Common Stock beneficially owned by the Company Principal.

         WHEREAS, certain terms used in this Agreement which are not capitalized have the meanings specified in Section 8.1.

         WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.2 hereof), Merger Sub shall be merged with and into the Company in accordance with the applicable provisions of Delaware Corporate

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Law and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation") and all of its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in Sections 251, 259 and 261 of Delaware Corporate Law. Pursuant to the Merger, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time (the "Surviving Corporation Certificate of Incorporation") until amended in accordance with the terms thereof and applicable law, except that as of the Effective Time, Article I of such Certificate of Incorporation shall be amended to read as follows: "The name of the corporation is Barnett, Inc." The bylaws of the Surviving Corporation shall be the bylaws of Merger Sub in effect immediately prior to the Effective Time (the "Surviving Corporation Bylaws") until amended in accordance with the terms thereof and applicable law.

         Section 1.2 Effective Time of the Merger. The Merger shall become effective when the Certificate of Merger is executed and filed with the Secretary of State of the State of Delaware in accordance with Delaware Corporate Law, or at such later time as the parties hereto shall have designated in such filing as the effective time of the Merger (the "Effective Time"), which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 1.3 hereof.

         Section 1.3 Closing. The Company shall promptly notify Parent and Merger Sub, and Parent and Merger Sub shall promptly notify the Company, when the conditions to such party's obligation to effect the Merger contained in
Article VI (other than those conditions that by their nature are to be satisfied at the closing of the Merger (the "Closing"), but subject to the fulfillment or waiver of those conditions) have been satisfied or waived in accordance with this Agreement. The Closing shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York at 10:00 a.m., local time, on the third business day after the later of these notices has been given (the "Closing Date"), unless another date or place is agreed to in writing by the parties hereto.

         Section 1.4 Directors and Officers of the Surviving Corporation. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation at the Effective Time. Immediately after the Effective Date, William R. Pray shall be elected to the board of directors of the Surviving Corporation. The directors and officers of the Surviving Corporation shall hold office until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation Certificate of Incorporation and the Surviving Corporation Bylaws.

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                                   ARTICLE II

               CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

   Section 2.1 Conversion (or Cancellation) of Shares. At the Effective Time, pursuant to this Agreement and by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

               (a) Except as otherwise provided in Section 2.1(b) and Section 2.4, each share of Common Stock issued and outstanding immediately prior to the Effective Time (the "Shares") shall be canceled and shall be converted automatically into the right to receive an amount equal to $13.15 in cash, without interest (the "Merger Consideration"), payable to the holder thereof upon surrender of the certificate formerly representing such share of Common Stock in the manner provided in Section 2.2.

               (b    Each share of Common Stock held in the treasury of the
Company and each Share owned by Parent or Merger Sub, if any, immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

               (c) Each share of Common Stock, par value $0.01 per share, of Merger Sub ("Merger Sub Common Stock") that is issued and outstanding immediately prior to the Effective Time shall be converted into one newly issued, fully paid and nonassessable share of Common Stock.

         Section 2.2 Payment of Cash for Shares.

               (a) Prior to the Effective Time, Company shall appoint American Stock Transfer and Trust Company, or another bank or trust company reasonably acceptable to Parent and Merger Sub, (the "Exchange Agent") to act as exchange agent for the exchange of the Merger Consideration upon surrender of certificates representing issued and outstanding Shares. At the Effective Time, the Surviving Corporation shall irrevocably deposit or cause to be deposited with the Exchange Agent, for the benefit of the holders of Shares, cash in the aggregate amount required to pay the Merger Consideration in respect of the Shares outstanding immediately prior to the Effective Time. Pending distribution pursuant to Section 2.2(b) hereof of the cash deposited with the Exchange Agent, such cash shall be held in trust for the benefit of the holders of Shares and such cash shall not be used for any other purposes; provided that the Surviving Corporation may direct the Exchange Agent to invest such cash, provided that such investments (i) shall be obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers acceptances of domestic commercial banks with capital exceeding $250,000,000 (collectively "Permitted Investments") or in money market funds which are invested solely in Permitted Investments and (ii) shall have maturities that will not prevent or delay payments to be made pursuant to Section 2.2(b) hereof. Each holder of a or certificate

                                       3
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certificates representing Shares canceled and extinguished at the Effective Time pursuant to Section 2.1(a) hereof may thereafter surrender such certificate or certificates to the Exchange Agent, as agent for such holder of such Shares, to effect the exchange of such certificate or certificates on such holder's behalf for a period ending two hundred seventy (270) days after the Effective Time.

               (b) After surrender to the Exchange Agent of any certificate which prior to the Effective Time shall have represented any Shares, the Exchange Agent shall promptly distribute to the person in whose name such certificate shall have been registered, a check in the amount of the Merger Consideration into which such Shares shall have been converted at the Effective Time pursuant to Section 2.1(a) hereof, net of any required Tax withholdings. Until so surrendered and exchanged, each such certificate shall, after the Effective Time, be deemed to represent only the right to receive the Merger Consideration, and until such surrender and exchange, no cash shall be paid to the holder of such outstanding certificate in respect thereof. No interest shall be paid or accrue on the Merger Consideration. The Surviving Corporation shall promptly after the Effective Time cause to be distributed to such holders appropriate materials to facilitate such surrender.

               (c) If payment is to be made to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

               (d) After the Effective Time, there shall be no further transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

               (e) If any cash deposited with the Exchange Agent for purposes of payment in exchange for Shares remains unclaimed for two hundred seventy
(270) days after the Effective Time, such cash (together with any interest received or accrued with respect thereto) shall be returned to the Surviving Corporation, upon demand, and any such holder who has not converted his Shares into the Merger Consideration prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration. Notwithstanding the foregoing, the Surviving Corporation and Exchange Agent shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable unclaimed property laws. Any amounts remaining unclaimed by holders of Shares seven (7) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any

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Governmental Entity (as defined in Section 3.5) shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

               (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.2(a) to pay for Shares for which dissenter's rights have been perfected shall be returned to the Surviving Corporation, upon demand.

               (g) No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for Shares.

               (h) From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, other than the right to receive the Merger Consideration as provided in this Agreement.

               (i) In the event that any Share certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Share certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or the Exchange Agent, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation or the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Share certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Share certificate the Merger Consideration, to which such person is entitled pursuant to Section 2.1 upon due surrender of and deliverable in respect of such Share certificate pursuant to this Agreement.

         Section 2.3 Exchange of Certificates. Immediately after the Effective Time, the Surviving Corporation shall deliver to the record holder of the certificates which immediately prior to the Effective Time represented all the outstanding shares of Merger Sub Common Stock that were converted into the right to receive shares of Common Stock in accordance with Section 2.1(c), in exchange for such certificates, duly endorsed in blank, share certificates, registered in the name of such record holder, representing the number of shares of Common Stock to which such record holder is so entitled by virtue of Section 2.1(c).

         Section 2.4 Dissenting Shares. Notwithstanding Section 2.1, any Shares which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted such shares of Common Stock in favor of the Merger and who has delivered a written demand for relief as a dissenting stockholder in the manner provided by Delaware Corporate Law and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to relief as a dissenting stockholder ("Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by Section 262 of Delaware Corporate Law. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares pursuant to Section 262 of Delaware

Corporate Law shall receive payment therefor from the Surviving Corporation in accordance with Delaware Corporate Law; provided, however, that if any such holder of Dissenting Shares (i) shall have failed to establish his entitlement to relief as a dissenting stockholder as provided in Section 262 of Delaware Corporate Law, (ii) shall have effectively withdrawn his demand for relief as a dissenting stockholder with respect to such Shares or lost his right to relief as a dissenting stockholder and payment for his Shares under Section 262 of Delaware Corporate Law or (iii) shall have failed to file a complaint with the appropriate court seeking relief as to determination of the value of all Dissenting Shares within the time provided in Section 262 of Delaware Corporate Law, such holder shall forfeit the right to relief as a dissenting stockholder with respect to such Shares and each such Share shall be converted into or represent the right to receive the appropriate Merger Consideration without interest thereon, from the Surviving Corporation as provided in Section 2.1. The Company shall give Parent and Merger Sub prompt notice of any demands received by the Company for relief as a dissenting stockholder, attempted withdrawals of such demands, and any other instruments served pursuant to Delaware Corporate Law received by the Company relating to stockholders' rights of appraisal, and Parent and Merger Sub shall have the right to direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent and Merger Sub, make any payment with respect to, any such demands, or negotiate, offer to settle, or settle any such demands except as required by law.

         Section 2.5 Stock Options. Immediately prior to the Effective Time, each outstanding option to purchase shares of Common Stock (an "Option") granted under the Company's Omnibus Incentive Plan, Employee Stock Purchase Plan and 1996 Non-Employee Director Stock Option Plan and any similar plan or arrangement providing for the issuance of options (collectively, the "Option Plans"), whether or not then exercisable or vested, shall become fully exercisable and vested. At the Effective Time (A) each Option which is then outstanding shall be canceled and each Option Plan shall be terminated and (B) in consideration of such cancellation, and except to the extent that Parent, Merger Sub and the holder of any such Option otherwise agree, immediately following consummation of the Merger, the Company shall pay to such holders of Options an amount in respect thereof equal to the product of (x) the excess of the Merger Consideration over the exercise price thereof, if any, and (y) the number of shares of Common Stock subject thereto (such payment to be net of taxes required by law to be withheld with respect thereto). No payment shall be made with respect to any Option having a per share exercise price, as in effect at the Effective Time, equal to or greater than the Merger Consideration. In connection herewith, the Company shall take all actions required to be taken under Section 20 of the Employee Stock Purchase Plan.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as otherwise disclosed to Parent and Merger Sub in a letter of even date delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Company Disclosure Letter"), the Company represents and warrants to Parent and Merger Sub as follows:

         Section 3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted, except where the failure to have such power and authority or necessary governmental approvals would not, individually or in the aggregate have a Company Material Adverse Effect (as defined below). The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary, except where the failure to be so qualified and in good standing individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Company Material Adverse Effect. For purposes of this Agreement, "Company" Material Adverse Effect" means any change in or effect on the business, assets, properties, results of operations or condition (financial or otherwise) of the Company or any Company Subsidiary (as defined below) that is or could reasonably be expected to be materially adverse to the Company and the Company Subsidiaries, taken as a whole, or that could reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement or consummate the Merger and the other transactions contemplated hereby.

         Section 3.2 Capitalization. As of the date hereof the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, of which 16,263,928 shares of Common Stock as of the date of this Agreement are issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $0.10 per share (the "Preferred Stock"), of which no shares of Preferred Stock are issued and outstanding. As of the date of this Agreement, options to purchase an aggregate of 1,047,050 shares of Common Stock were issued and outstanding, as set forth in Section 3.2 of the Company Disclosure Letter. All of the outstanding shares of Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above or as specified in Section 3.2 of the Company Disclosure Letter, as of the date of this Agreement there are no shares of capital stock of the Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock. All of the foregoing Options shall be canceled as of the Effective Time.

     Section 3.3     Company Subsidiaries.

               (a) Section 3.3(a) of the Company Disclosure Letter sets forth the name of each subsidiary of the Company (collectively, the "Company Subsidiaries") and the state or jurisdiction of its incorporation. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority or necessary governmental approvals would not individually or in the aggregate have a Company Material Adverse Effect. Each Company Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Company Material Adverse Effect.

               (b) Except as set forth in Section 3.3(b) of the Company Disclosure Letter, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Company Subsidiaries, there are no proxies with respect to any such shares, and no equity securities of any Company Subsidiary are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which the Company or any Company Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of capital stock of any Company Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. Except as set forth in Section 3.3(b) of the Company Disclosure Letter, all of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any Encumbrances (as defined in Section 3.5), restraints on alienation, or any other restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

               (c) Except for the Company Subsidiaries and as set forth in the Financial Statements (as hereinafter defined) of the Company or in Section 3.3(c) of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         Section 3.4 Authority Relative to this Agreement. The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby, other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock (the "Requisite Company Vote"). Subject to the foregoing, this Agreement has been duly and validly executed and delivered by the Company and (assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles. At a meeting on July 9, 2000, the Board of Directors of the Company (i) unanimously adopted the plan of merger set forth in Articles I and II of this Agreement and approved this Agreement and the other transactions contemplated by this Agreement, (ii) unanimously determined that the Merger is advisable, fair to, and in the best interests of, the stockholders of the Company and has determined to recommend to the stockholders the approval of this Agreement, the Merger, and the other transactions contemplated hereby and (iii) unanimously approved the Company Voting Agreement and the transactions contemplated thereby. The Board of Directors has taken all necessary action so as to render Section 203 of the Delaware Corporate Law and Article Seventh of the Company's Amended and Restated Certificate of Incorporation inapplicable to the Merger and the other transactions contemplated by this Agreement.

         Section 3.5 Consents and Approvals; No Violations. Except (a) for applicable requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), the filing of the Proxy Statement (as defined in Section 5.6) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), the filing of the Certificate of Merger as required by Delaware Corporate Law or as set forth in
Section 3.5 of the Company Disclosure Letter or (b) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority (a "Governmental Entity") or other person would not prevent or delay the consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not individually or in the aggregate have a Company Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity or other person is necessary for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 3.5 of the Company Disclosure Letter, neither the execution, delivery or performance of this Agreement by the Company, the negotiations relating thereto, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Certificate of Incorporation or Bylaws of the Company or the Certificate or Articles of Incorporation, as the case may be, or Bylaws of any of the Company Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected (collectively, "Contracts"),
(iii) conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected, (iv) result in the creation or imposition of any lien, pledge, charge, security interest, claim, option, right of first refusal, agreement, limitation on the Company's or any Company Subsidiary's voting rights, mortgage, lease, sublease, adverse claim or interest, title defect or other encumbrance of any nature whatsoever (collectively, an "Encumbrance") on any asset of the Company or any Company Subsidiary or (v) cause the suspension or revocation of any Company Permit (as defined in Section 3.11), except in the case of clauses (ii), (iii), (iv) and
(v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a Company Material Adverse Effect. The Company Disclosure Letter sets forth a correct and complete list of all material Contracts to which the Company or any Company Subsidiary is a party, or by which it or its assets or properties are or may be bound or affected, under which consents, approvals or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement.

         Section 3.6 Company SEC Reports. The Company has delivered to Parent and Merger Sub true and complete copies of each registration statement, report and proxy or information statement (including exhibits and any amendments thereto) filed by the Company with the SEC since January 1, 1998 (collectively, the "Company SEC Reports"). As of the respective dates the Company SEC Reports were filed or, if any such Company SEC Reports were amended, as of the date such amendment was filed, each of the Company SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and Exchange Act (as those terms are defined below), and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of (i) the audited consolidated financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in its Annual Report on Form 10-K for the fiscal year ended June 30, 1999 (the "Audited Financial Statements") and
(ii) the unaudited consolidated interim financial statements for the Company (including any related notes and schedules) included (or incorporated by reference) in its Quarterly Report on Form 10-Q for the quarter ended March 30, 2000 (the "Interim Financial Statements," and together with the Audited Financial Statements, the "Company Financial Statements"), fairly present, in conformity with generally accepted accounting principles, as in effect in the United States, from time to time ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended (subject to normal year-end adjustments and GAAP footnotes in the case of any unaudited interim financial statements).

         Section 3.7 Absence of Certain Changes. Except as set forth in Section
3.7 of the Company Disclosure Letter, since June 30, 1999, there has been no event or condition which has had (or is reasonably likely to result in) a Company Material Adverse Effect, and the Company and the Company Subsidiaries have in all material respects conducted their businesses in the ordinary course consistent with past practices and have not taken any action which, if taken after the date hereof, would violate Section 5.1 hereof, except for changes affecting the Company's industry generally.

         Section 3.8 Litigation. Except as disclosed in the notes to the Company Financial Statements included in the Company SEC Reports or as set forth in
Section 3.8 of the Company Disclosure Letter, there is no suit, claim, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign commission, court, tribunal, board, agency or instrumentality, or before any arbitrator) pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries, if adversely determined, in the reasonable, good faith judgment of the Company, is likely individually or in the aggregate to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of the Company Subsidiaries having, or which, insofar as can reasonably be foreseen by the Company, may reasonably be expected to result in a Company Material Adverse Effect.

         Section 3.9 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in the Company Financial Statements (or reflected in the notes thereto) included in the Company SEC Reports or disclosed in Section 3.9 of the Company Disclosure Letter or which were incurred after June 30, 1999 in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this Agreement or as a reasonable result of the matters disclosed in Section 3.9 of the Company Disclosure Letter, the Company and the Company Subsidiaries do not have any material liabilities or obligations (whether absolute, accrued, known or unknown, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) of the Company and which, individually or in the aggregate, would have a Company Material Adverse Effect.

         Section 3.10 Contracts; No Default. All material Contracts are valid, binding, in full force and effect and enforceable in all material respects against the Company or a Company Subsidiary and to the knowledge of the Company, against each other party thereto. Except as set forth in Section 3.10 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of (a) its Articles or Certificate of Incorporation, as the case may be, or Bylaws, (b) any Contract to which the Company or any Company Subsidiary is a party or by which it or any of its properties or assets may be bound or affected, (c) any Law applicable to the Company or any of the Company Subsidiaries or any of their properties or assets, or (d) any authorization, license, permit, easement, variance, exception, consent, certificate, approval or other of any Governmental Entity necessary for the Company or any of the Company Subsidiaries to conduct their respective businesses as currently conducted (collectively, the "Company Permits"), except in the case of clauses
(b), (c) and (d) above for breaches, defaults or violations which would not individually or in the aggregate have a Company Material Adverse Effect. Except as set forth in Section 3.10 of the Company Disclosure Letter, no Contract contains any change of control provision, or other terms and conditions that will result in a material provision therein becoming applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 3.10 of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to any indemnification agreements or arrangements.

         Section 3.11 Taxes.

               (a) The Company and the Company Subsidiaries have (i) duly filed (or there has been filed on their behalf) with the appropriate governmental authorities all material tax returns required to be filed by them on or prior to the date hereof, and (ii) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all material taxes, interest and penalties, if any, shown on such returns, for all periods ending through the date hereof.

               (b) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or tax returns of the Company or the Company Subsidiaries wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate could have a Company Material Adverse Effect.

               (c) Neither the Company nor any of the Company Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any tax returns of the Company or any of the Company Subsidiaries.

               (d) Neither the Company nor any of the Company Subsidiaries has received any notice of deficiency or assessment with respect to any taxable year of the Company or any of the Company Subsidiaries that has not been paid or otherwise discharged or adequately reserved against.

               (e) Except as set forth in Section 3.11 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is a party to any tax sharing, tax indemnity or other agreement or arrangement relating to taxes. Any obligations of the Company or any of the Company Subsidiaries under any tax sharing, tax indemnity or other agreement or arrangement relating to taxes will be terminated as of the Effective Date.

         Section 3.12 Assets. The Company and the Company Subsidiaries own, or otherwise have sufficient and legally enforceable rights to use, all of the properties and assets (real, personal or mixed, tangible or intangible), reasonably necessary for the conduct of, or otherwise material to, their business and operations (the "Material Assets"). The Company and the Company Subsidiaries have good title to, or in the case of leased property have good and valid leasehold interests in, all Material Assets, in each case free and clear of any Encumbrances, except Permitted Encumbrances. "Permitted Encumbrances" means (a) Encumbrances which secure debts and obligations reserved against in the Company Financial Statements, to the extent so reserved, (b) Encumbrances for taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or that are statutory Encumbrances for taxes not yet delinquent, (c) those Encumbrances that are set forth in Section 3.12 of the Company Disclosure Letter and (d) those Encumbrances that would not, individually or in the aggregate, have a Company Material Adverse Effect.

         Section 3.13 Non-Competition Agreements. Neither the Company nor any Company Subsidiary is a party to any agreement which purports to restrict or prohibit in any material respect the Company or the Company Subsidiaries collectively from, directly or indirectly, engaging in any business currently engaged in by the Company or any Company Subsidiary. None of the Company's officers, directors or key employees is a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any Company Subsidiary from, directly or indirectly, engaging in any of such businesses.

         Section 3.14 Employee Benefit Plans; Labor Matters.

               (a)   For purposes of this Agreement:

                     (i) "Benefit Plan" means any employee benefit plan, arrangement, policy or commitment, including, without limitation, any employment, consulting or deferred compensation agreement, executive compen-sation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accidental death and dismemberment insurance plan, any holiday or vacation practice or any other employee benefit plan within the meaning of Section 3(3) of ERISA, as to which the Company has any direct or indirect, actual or contingent liability;

               (ii) "Company Benefit Plan" means any Benefit Plan that provides benefits with respect to current or former Employees;

               (iii) "Welfare Plan" means Benefit Plan that is a welfare plan within the meaning of and subject to ERISA Section 3(l);

               (iv) "Retiree Welfare Plan" means any Welfare Plan that provides benefits to current or former employees beyond their retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his dependents);

               (v) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

               (vi) "COBRA" means the provisions of Code section 4980B and
Part 6 of Title I of ERISA;

               (vii) "Employee" means any individual employed by the Company or any of its subsidiaries;

               (viii) "PBGC" means the Pension Benefit Guaranty Corporation; and

               (ix) "Code" means the Internal Revenue Code of 1986, as amended.

               (b) Section 3.14 of the Company Disclosure Letter sets forth all Company Benefit Plans. With respect to each such plan, the Company has delivered to the Parent and Merger Sub correct and complete copies of: (i) all plan texts and agreements and related trust agreements or annuity contracts; (ii) all summary plan descriptions and material employee communications; (iii) the most recent annual report (including all schedules thereto); (iv) the most recent annual audited financial statement and opinion applicable to each plan intended to qualify under Code section 401(a) or 403(a); (v) if a plan is intended to qualify under Code section 401(a) or 403(a), the most recent determination letter, if any, received from the Internal Revenue Service; and (vi) all material communications with any Governmental Entity or agency (including, without limitation, the PBGC and the Internal Revenue Service).

               (c) The Company has no direct or indirect, actual or contingent liability with respect to any Benefit Plan other than to make payments pursuant to Company Benefit Plans in accordance with the terms of such plans.

               (d) Each of the Company and the Company Subsidiaries to date has made all material payments due under the terms of each Company Benefit Plan.

               (e) All material amounts properly accrued as liabilities to, or expenses of, any Company Benefit Plan that have not been paid have been properly reflected on the Financial Statements.

               (f) There are no Company Benefit Plans that are subject to any of Code section 412, ERISA section 302 or Title IV or ERISA.

               (g) Each Company Benefit Plan conforms in all material respects to, and its administration is in all material respects in compliance with, its terms and all applicable laws and regulations.

               (h) Except as disclosed in Section 3.13 of the Company Disclosure Letter, there are no actions, liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Company Benefit Plan.

               (i) Each Company Benefit Plan which is intended to qualify under Code section 401(a) or 403(a) so qualifies.

               (j) Each Company Benefit Plan which is a "group health plan" (as defined in ERISA section 607(1)) has been operated in all material respects in compliance with the provisions of COBRA, the Health Insurance Portability and Accountability Act of 1996 and any applicable, similar state law.

               (k) Except as disclosed in Section 3.14(k) of the Company Disclosure Letter, there is no contract or arrangement in existence with respect to any Employee that, solely as a result of the Merger and the transactions contemplated in connection therewith, would result in the payment of any amount that by operation of Code section 280G would not be deductible to the Company or any of its subsidiaries.

               (l) No assets of the Company are allocated to or held in a "rabbi trust" or similar funding vehicle.

               (m) Except as disclosed in the Company Financial Statement or in
Section 3.14 of the Company Disclosure Letter, as of the date of this Agreement there are no: (i) unfunded benefit obligations with respect to any Employee (as defined below) that are not fairly reflected by reserves shown on the Financial Statements, except for obligations arising from the transactions contemplated by this Agreement or upon a similar "change of control" of the Company, (ii) reserves, assets, surpluses or prepaid premiums with respect to any Welfare Plan or (iii) Retiree Welfare Plans.

               (n) Except as disclosed in Section 3.14 of the Company Disclosure Letter or as contemplated in this Agreement, the consummation of the transactions contemplated by this Agreement will not: (i) entitle any current or former Employee to severance pay, unemployment compensation or any similar payment; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to, any current or former Employee; or (iii) constitute or involve a prohibited transaction (as defined in ERISA section 406 or Code section 4975), constitute or involve a breach of fiduciary responsibility within the meaning of ERISA section 502(1) or otherwise violate Part 4 of Title I of ERISA.

               (o) Neither the Company nor any entity under common control with the Company within the meaning of Code section 414(b), (c), (m) or (o) contributes to or otherwise a "multiple employer plan" or a "multiemployer plan" within the meaning of the Code or ERISA.

               (p) Neither the Company nor any entity under common control with the Company within the meaning of Code section 414(b), (c), (m) or (o) maintains or has maintained a plan that is or was subject to Title IV of ERISA, and has no liability in respect of any such plan; no filing of a notice of intent to terminate such a Benefit Plan has been made; and the PBGC has not initiated any proceeding to terminate any such Benefit Plan. No event has occurred, and no condition or circumstance exists, that presents a material risk that any Company Benefit Plan has or is likely to experience a "partial termination" (within the meaning of Code section 411(d)(3)).

               (q) As of the Effective Time, the Company, its subsidiaries and any entity under common control with the Company within the meaning of Code section 414(b), (c), (m) or (o) has not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may be amended from time to time, and within six-month period immediately following the Effective Time, will not incur any such liability or obligation if, during such six-month period, only terminations of employment in the normal course of operations occur.

         Section 3.15  Intellectual Property.

               (a) Each of the Company and the Company Subsidiaries owns or possesses adequate licenses or other valid rights to use all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor (the "Company Intellectual Property Rights"), except where the failure to own or possess valid rights to use such Company Intellectual Property Rights would not have a Company Material Adverse Effect.

               (b) The validity of the Company Intellectual Property Rights and the title thereto of the Company or any Company Subsidiary, as the case may be, is not being questioned in any pending litigation or proceeding to which the Company or any Subsidiary is a party nor, to the knowledge of the Company, is any such litigation or proceeding threatened. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and except as set forth in Section 3.15 of the Company Disclosure Letter, the conduct of the business of the Company and the Company Subsidiaries as now conducted does not, to the knowledge of the Company, infringe any valid patents, trademarks, trade names, service marks or copyrights of others, and the consummation of the transactions completed by this Agreement will not result in the loss or impairment of any Company Intellectual Property Rights. To the knowledge of the Company, no third party is infringing upon any Company Intellectual Property Rights, except for infringements that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect.

         Section 3.16 Environmental Matters. Except as set forth in the Company SEC Reports or in Section 3.16 of the Company Disclosure Letter, (i) no real property currently or, to the Company's knowledge, formerly owned or operated by the Company or any Company Subsidiary is contaminated with any Hazardous Substance (as defined herein) to an extent or in a manner or condition now requiring remediation under any Environmental Law (as defined herein), (ii) no judicial or administrative proceeding is pending or, to the knowledge of the Company, threatened relating to liability for any off-site disposal or contamination and (iii) the Company and the Company Subsidiaries have not received in writing any claims or notices alleging liability under any Environmental Law. Neither the Company nor any Company Subsidiary is in violation of any applicable Environmental Law and no condition or event has occurred with respect to the Company or any Company Subsidiary that would constitute a violation of such Environmental Law, excluding in any event, such violations, conditions and events that would not have a Company Material Adverse Effect. "Environmental Law" means any applicable federal, state or local law, regulation, order, decree or judicial opinion or other agency requirement having the force and effect of law and relating to Hazardous Substances or the protection of the environment. "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law.

         Section 3.17 Labor Matters. Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor organization or employee association applicable to employees of the Company or any Company Subsidiary. None of the employees of the Company or any Company Subsidiary are represented by any labor organization and neither the Company or any Company Subsidiary has any knowledge of any current union organizing activities among the employees of the Company or any Company Subsidiary, nor does any question concerning representation exist concerning such employees. There is no unfair labor practice charge or complaint against the Company or any Company Subsidiary pending or, to the knowledge of the Company or any Company Subsidiary, threatened before the National Labor Relations Board. There is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary and during the past three (3) years there has not been any such action. There is no grievance or arbitration proceeding pending which could reasonably have a Company Material Adverse Effect.

         Section 3.18 Employment Matters. Except as set forth in Section 3.18 of the Company Disclosure Letter, there are no employment contracts, change of control agreements, stay bonus agreements or severance agreements with any employees of the Company or any Company Subsidiary and there are no written personnel policies, rules or procedures applicable to employees of the Company or any Company Subsidiary. To the Company's knowledge, no key employee or group of employees has any plans to terminate their employment with the Company or any Company Subsidiary as a result of the Merger and the transactions contemplated by this Agreement or otherwise.

         Section 3.19 Insurance. Section 3.19 of the Company Disclosure Letter contains an accurate and complete description of all material policies of fire, liability, directors' and officers' liability, workmen's compensation and other forms of insurance owned or held by the Company and each Company Subsidiary. All such policies are in full force and effect, all premiums due and payable have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

         Section 3.20 Brokers. Except for the fee payable to Deutsche Banc Alex. Brown as set forth in Section 3.20 of the Company Disclosure Letter, no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company.

         Section 3.21 Information. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 5.4) will, at the time of the mailing of the Proxy Statement and any amendments or supplements of the Proxy Statement and at the time of the Company Stockholders Meeting (as defined in Section 5.4), contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for those portions of the Proxy Statement that relate only to Parent or Merger Sub or subsidiaries or affiliates of Parent or Merger Sub) will comply as to form in all material respects with the provisions of the Exchange Act.

         Section 3.22 Vote Required. The Requisite Company Vote is the only vote of the holders of any class or series of the Company's capital stock necessary (under the Company's Certificate of Incorporation and By-Laws, Delaware Corporate Law, other applicable Law or otherwise) to approve this Agreement, the Merger or the other transactions contemplated by this Agreement.

         Section 3.23 Affiliate Transactions. Except as set forth in Schedule
3.23 of the Company Disclosure Letter: (a) there are no Contracts or other transactions, whether written or oral, to or by which the Company, on the one hand, and any affiliate, on the other hand, are or have been a party that involve continuing obligations, commitments or rights or have given rise to a payment by the Company or any of the Company Subsidiaries since January 1, 1998 and (b) no officer, director, or key employee of the Company or any affiliate that is controlled by any such person (i) owns directly or indirectly any interest in any Person that is a supplier, customer or competitor of or lessor to the Company (other than ownership of less than 1% of a publicly traded company) or (ii) has a material debtor or a creditor relationship with the Company.

         Section 3.24 Delaware Section 203 and Other Statutes. The provisions of
Section 203 of Delaware Corporate Law will not apply to this Agreement, as it may be amended from time to time, or any of the transactions contemplated hereby. The Company has heretofore delivered to Parent and Merger Sub a complete and correct copy of the resolutions of the Board of Directors of the Company to the effect that pursuant to 203(a)(1) of Delaware Corporate Law, the restrictions contained in Section 203 of Delaware

Corporate Law are and shall be inapplicable to the Merger and the transactions contemplated by this Agreement, as it may be amended from time to time.

         Section 3.25 Disclosure. None of the representations or warranties by the Company in this Agreement, including the Company Disclosure Letter, or in the Company SEC Reports and the Company Financial Statements, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit at the Effective Time to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading. There is no fact known to Company at the time of this Agreement (except from matters affecting the Company's industry generally) which, insofar as can reasonably be foreseen by the Company, may reasonably be expected to result in a Company Material Adverse Effect, which has not been set forth in the Company SEC Reports, the Company Financial Statements or in this Agreement, including the Company Disclosure Letter.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as otherwise disclosed to the Company in a letter delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Parent Disclosure Letter"), Parent and Merger Sub represent and warrant to the Company as follows:

         Section 4.1 Organization. Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of the New Jersey and Delaware, respectively. For purposes of this Agreement, "Parent Material Adverse Effect" means any change in or effect on the business, assets, properties, results of operations or condition (financial or otherwise) of Parent and Merger Sub that is or could reasonably be expected to be materially adverse to Parent and Merger Sub, taken as a whole, or that could reasonably be expected to materially impair or delay the ability of Parent and Merger Sub to perform their respective obligations under this Agreement or consummate the Merger and the other transactions contemplated hereby.

         Section 4.2 Capitalization. As of the date hereof: (i) the authorized capital stock of Merger Sub consists of 100 shares of Merger Sub Common Stock and (ii) 100 shares of Merger Sub Common Stock are issued and outstanding and owned beneficially and of record by Parent and immediately prior to the Effective Time the authorized capital shares of Merger Sub will consist of 100 shares of Merger Sub Common Stock which shall be owned beneficially and of record by Parent. All of the issued and outstanding shares of capital stock of Merger Sub are validly issued, fully paid and nonassessable and free of preemptive rights. All of the shares of Merger Sub Common Stock at the Effective Time will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. There are no options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Merger Sub or Parent to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of Merger Sub capital stock.

         Section 4.3 Authority Relative to this Agreement. The Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by Parent's and Merger Sub's respective boards of directors and stockholders, and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and (assuming this Agreement constitutes a valid and binding obligation of the Company) constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

         Section 4.4 No Conflict. No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity or other person will be required to be obtained or made by Parent or Merger Sub in connection with the due execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger as contemplated hereby other than (i) compliance with applicable requirements of the Exchange Act, (ii) compliance with the HSR Act, (iii) the filing of the Certificate of Merger in accordance with Delaware Corporate Law, (iv) consents of Parent's lenders in connection with the Merger and the transactions contemplated thereby and (v) where the failure to obtain such authorization, approval or action, or to provide such notice to make such filing, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Parent Material Adverse Effect. Subject to the foregoing, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not:

               (a) conflict with or violate any provision of any Parent or Merger Sub charter document;

               (b) conflict with or violate any foreign or domestic Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is or may be bound or affected, except for any such conflicts or violations which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Parent Material Adverse Effect; or

               (c) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party or by which it or its assets or properties are or may be bound or affected, except for any such breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Parent Material Adverse Effect.

         Section 4.5 Litigation. There is no suit, action or proceeding (whether at law or equity, before or by any federal, state or foreign commission, court, tribunal, board, agency or instrumentality, or before any arbitrator) pending or, to the best knowledge of the Merger Sub, threatened against or affecting the Merger Sub, the outcome of which, in the reasonable judgment of the Merger Sub, is likely individually or in the aggregate to have a Merger Sub Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Merger Sub having, or which, insofar as can reasonably be foreseen by Merger Sub, in the future may have, a Parent Material Adverse Effect.

         Section 4.6 Information. None of the information to be supplied by Parent and Merger Sub for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 5.4) will, at the time of the mailing of the Proxy Statement and any amendments or supplements of the Proxy Statement and at the time of the Company Stockholders Meeting (as defined in Section 5.4), contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading.

         Section 4.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Merger Sub which may result in any liability to the Company.

         Section 4.8 Financing. Upon receipt of funding pursuant to the Financing Letters (as defined below), Parent and Merger Sub will have at the Closing sufficient cash, through a combination of committed capital from Parent's investors and commitments from financial institutions, subject to the conditions set forth in the Financing Letters, to enable it to pay full Merger Consideration as provided herein, to make all other necessary payments by it in connection with the Merger and the transactions contemplated herein (including the repayment of certain outstanding indebtedness of the Surviving Corporation) and to pay all of the related fees and expenses (the "Financing"). The Company shall use all reasonable efforts to cooperate with and assist Merger Sub in obtaining the Financing. The parties acknowledge that debt and equity financing commitment letters have been delivered to the Board of Directors of the Company by Parent (collectively, the "Financing Letters"). Parent has paid or caused to be paid all commitment fees and similar fees and expenses set forth in such Financing Letters which are due and payable. Parent and Merger Sub have no reason to believe that Merger Sub will not be able to satisfy the terms of the Financing Letters applicable to Parent and Merger Sub.

                                    ARTICLE V

                                    COVENANTS

         Section 5.1 Conduct of Business by the Company Pending the Merger. From the date hereof until the Effective Time, except as set forth in the Company Disclosure Letter or as otherwise contemplated by this Agreement, without the prior written consent of Parent and Merger Sub (which shall not be unreasonably withheld), the Company and the Company Subsidiaries shall conduct their respective businesses in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and key employees, subject to the terms of this Agreement. Except as set forth in the Company Disclosure Letter or as otherwise contemplated in this Agreement, from the date hereof until the Effective Time, without the prior written consent of Parent and Merger Sub (which shall not be unreasonably withheld):

               (a) the Company shall not adopt or propose any change in its Certificate of Incorporation or By-laws;

               (b) the Company shall not declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the Company, or split, combine or reclassify any of the Company's capital stock;

               (c) the Company and the Company Subsidiaries shall not split, combine, subdivide, reclassify, repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company; provided, however, that the Company may repurchase from Waxman Industries, Inc. or its affiliates shares of capital stock of the Company for a price per share not greater than the Merger Consideration, as contemplated by
Section 5.12;

               (d) the Company shall not, and shall not permit any Company Subsidiary to, merge or consolidate with any other person or (except in the ordinary course of business consistent with past practice) acquire a material amount of assets of any other person;

               (e) the Company shall not, and shall not permit any Company Subsidiary to, sell, lease, license or otherwise surrender, relinquish or dispose of (i) any material facility owned or leased by the Company or any Company Subsidiary or (ii) any assets or property which are material to the Company and the Company Subsidiaries, taken as a whole, except pursuant to existing contracts or commitments (the terms of which have been disclosed to Parent and Merger Sub prior to the date hereof), or in the ordinary course of business consistent with past practice;

               (f) the Company shall not, and shall not permit any Company Subsidiary to, settle any material audit, make or change any material tax election or file amended tax returns or settle or compromise any material federal, state, local or foreign income tax liability;

               (g) the Company and the Company Subsidiaries shall not issue any capital stock or other securities (except for issuances of shares upon exercise of options outstanding on the date of this Agreement) or enter into any amendment of any material term of any outstanding security of the Company, and the Company and the Company Subsidiaries shall not incur any indebtedness except in the ordinary course of business pursuant to existing credit facilities or arrangements, amend or otherwise increase, accelerate the payment or vesting of the amounts payable or to become payable under, or fail to make any required contribution to, any Company Benefit Plan, materially increase any non-salary benefits payable to any employee or former employee, except in the ordinary course of business consistent with past practice or as otherwise permitted by this Agreement;

               (h) except for (i) increases in salary, wages and benefits of officers or employees of the Company or the Company Subsidiaries in accordance with past practice, (ii) increases in salary, wages and benefits granted to officers and employees of the Company or the Company Subsidiaries in conjunction with new hires, promotions or other changes in job status or (iii) increases in salary, wages and benefits to employees of the Company or the Company Subsidiaries entered into in the ordinary course of business, the Company and the Company Subsidiaries shall not increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any Company Subsidiaries) except for year-end bonuses which were accrued on the June 30, 2000 financial statements, which may be paid at management's discretion, or pay any benefit not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiaries or establish, adopt, enter into, or materially amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable Law; provided, however, that nothing in this Agreement will be deemed to prohibit the payment of benefits pursuant to existing plans and arrangements as they become due and payable;

               (i) without limiting the foregoing provisions of Section 5.1(h), other than the employment contracts entered into simultaneously herewith with the individuals referred to in Section 5.1(i) of the Parent Disclosure Letter who are deemed to be important to the continued business and operations of the Surviving Corporation, which contracts are being held in escrow pending consummation of the Merger, the Company shall not, and shall not permit any Company Subsidiary to, enter into or amend any employment agreement or other employment arrangement with any employee of the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practice;

               (j) the Company shall not change any method of accounting or accounting practice by the Company or any Company Subsidiary, except for any such change required by GAAP;

               (k) (i) incur, assume or prepay any indebtedness or incur or assume any short-term indebtedness (including, in either case, by issuance of debt securities), except that the Company and the Company Subsidiaries may incur, assume or prepay indebtedness in the ordinary course of business consistent with past practice under existing lines of credit and pursuant to the Amended Revolving Credit Agreement, dated as of January 6, 1999, between the Company and First Union National Bank of Florida, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business, or (iii) make any loans, advances or capital contributions to, or investments in, any other person;

               (l) terminate, cancel or request any material change in, or agree to any material change in any Contract which is material to the Company and the Company Subsidiaries taken as a whole, or enter into any Contract which would be material to the Company and the Company Subsidiaries taken as a whole, in either case other than in the ordinary course of business consistent with past practice; or make or authorize any capital expenditure or acquisition, other than capital expenditures that are provided for in the Company's budget for the Company and the Company Subsidiaries taken as a whole for such fiscal year (a copy of which budget has been provided to Parent and Merger Sub);

               (m) waive, release, assign, settle or compromise any material rights, claims or litigation;

               (n) the Company shall not, and shall not permit any Company Subsidiary to, agree or commit to do any of the foregoing; and

               (o) except to the extent necessary to comply with the requirements of applicable laws and regulations, the Company shall not, and shall not permit any Company Subsidiary to, (i) take, or agree or commit to take, any action that would make any representation and warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time, (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time, provided however that the Company shall be permitted to take or omit to take such action which (without any uncertainty) can be cured, and in fact is cured, at or prior to the Effective Time or (iii) take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions of the Merger set forth in
Article VI not being satisfied.

         Section 5.2 Access and Information. The Company shall afford to Parent and Merger Sub and to their financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives access during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties, plants and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as they reasonably may request, provided that neither party shall disclose to the other any competitively sensitive information and no investigation pursuant to this
Section 5.2 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Parent and Merger Sub shall afford to the Company and its financial advisors, legal counsel, accountants, consultants, financing sources and other authorized representatives such information as may reasonably be requested regarding or relating to the Financing and the ability of Merger Sub to pay the Merger Consideration and to consummate the Merger and the other transactions contemplated by this Agreement. Each of Company, Parent and Merger Sub shall continue to abide by the terms of the letter agreements between Parent and the Company, dated June 17, 2000 (collectively, the "Confidentiality Agreement") and each of Parent and Merger Sub hereby adopts and agrees to be bound by all the terms and provisions of the Confidentiality Agreement.

         Section 5.3 Filings; Other Action. Subject to the terms and conditions herein provided, as promptly as practicable, the Company and Merger Sub shall:
(i) promptly make all filings and submissions under the HSR Act, each as reasonably may be required to be made in connection with this Agreement and the transactions contemplated hereby, provided that Parent and Company shall each pay one-half of the filing fees, (ii) use all reasonable efforts to cooperate with each other in (A) determining which filings are required to be made prior to the Effective Time with, and which material consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, Governmental Entities of the United States, the several states or the District of Columbia and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations, and (iii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary or appropriate to consummate the transactions contemplated by this Agreement as soon as practicable. In connection with the foregoing, the Company will provide Parent and Merger Sub, and Parent and Merger Sub will provide the Company, with copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Entity or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Each of Parent, Merger Sub and the Company acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers or similar third party actions which are material to the consummation of the transactions contemplated hereby, and each of Parent, Merger Sub and the Company agree to take such action as is necessary to complete such notifications and obtain such clearances, approvals, waivers or third party actions, except where such consequence, event or occurrence would not have a Parent Material Adverse Effect or Company Material Adverse Effect, as the case may be.

         Section 5.4 Proxy Statement. As promptly as practicable after the execution of this Agreement, Parent, Merger Sub and the Company shall jointly prepare and the Company shall file with the SEC the proxy statement of the Company (the "Proxy Statement") relating to the special meeting of the Company's stockholders (the "Company Stockholders Meeting") to be held to consider approval and adoption of this Agreement and the Merger. Substantially contemporaneously with the filing of the Proxy Statement with the SEC, copies of the Proxy Statement shall be provided to the National Association of Securities Dealers, Inc. ("NASD"). Parent, Merger Sub or the Company, as the case may be, shall furnish all information concerning Parent, Merger Sub or the Company as the other party may reasonably request in connection with such actions and the preparation of the Proxy Statement and any other filings required to be made in connection within this Agreement and the transactions contemplated hereby (collectively, the "Other Filings"). As promptly as practicable the Proxy Statement will be mailed to the stockholders of the Company. The Company shall cause the Proxy Statement and the Other Filings to be filed by it to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, including Sections 14(a) and 14(d) thereof and the respective regulations promulgated thereunder, (ii) the Securities Act of 1933, as amended (the "Securities Act"), (iii) the rules and regulations of the NASD and (iv) Delaware Corporate Law.

         The Proxy Statement shall include the recommendation of the Board of Directors of the Company to the stockholders of the Company that such stockholders vote in favor of the adoption of this Agreement and the Merger; provided, however, that subject to Section 5.10(b), the Board of Directors of the Company may, at any time prior to the Effective Time, withdraw, modify or change any such recommendation if the Board of Directors of the Company determines in its good faith judgment that it is required to do so in order to comply with its duties to the Company's shareholders under applicable Law. The Proxy Statement will include a copy of the written opinion of Deutsche Banc Alex. Brown.

         No amendment or supplement to the Proxy Statement will be made without the approval of each of Parent, Merger Sub and the Company, which approval shall not be unreasonably withheld or delayed, unless such amendment or supplement to the Proxy Statement is required to be made by the Company under applicable Laws. Each of Parent, Merger Sub and the Company will advise the other, promptly after it receives notice thereof, or of any request by the SEC or the NASD for amendment of the Proxy Statement and the Other Filings or comments thereon and responses thereto or requests by the SEC for additional information.

         The information supplied by the Company for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (ii) the time of the Company Stockholders Meeting, and (iii) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent and Merger Sub. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements Law, including Delaware Corporate Law, the Securities Act and the Exchange Act.

         The information supplied by Parent and Merger Sub for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment of or supplement to the Proxy Statement) are first mailed to the stockholders the Company, (ii) the time of the Company Stockholders Meeting, and (iii) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or Merger Sub, or their respective officers or directors, should be discovered by Parent or Merger Sub that should be set forth in an amendment or a supplement to the Proxy Statement, Parent and Merger Sub shall promptly inform the Company. All documents that Parent and Merger Sub are responsible for filing in connection with the transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of Law, including Delaware Corporate Law, the Securities Act and the Exchange Act.

         The information supplied by any party for inclusion in another party's Other Filing will be true and correct in all material respects.

         Section 5.5 Stockholders Meeting. The Company shall call and hold the Company Stockholders Meeting as promptly as practicable for the purpose of voting upon the adoption of this Agreement and Parent, Merger Sub and the Company will cooperate with each other to cause the Company Stockholders Meeting to be held as soon as practicable following the mailing of the Proxy Statement to the stockholders of the Company. The Company shall use its commercially reasonable, customary, good faith efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the adoption of this Agreement, and shall take all other action necessary or advisable to secure the Requisite Company Vote, except, subject to Section 5.10(b), to the extent that the Board of Directors of the Company determines in good faith that it is necessary to do otherwise in order to act in a manner consistent with its obligations under applicable Law, after receipt of advice from outside legal counsel (who may be the Company's regularly engaged independent legal counsel).

         Section 5.6 Public Announcements. Parent, Merger Sub and the Company shall issue a joint press release concerning the Merger promptly following execution of this Agreement. Parent, Merger Sub and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby (other than following a change, if any, of the Board of Directors of the Company's recommendation of the Merger (in accordance with Section 5.10(b)) and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable law or any listing agreement with NASDAQ, in which case the issuing party shall use its reasonable best efforts to consult with the other parties before issuing any such release or making any such public statement.

         Section 5.7 Stock Exchange De-Listings. The parties shall use their reasonable best efforts to cause the Surviving Corporation to cause the Company Common Stock to be de-listed from NASDAQ and de-registered under the Exchange Act as soon as practicable following the Effective Time.

         Section 5.8 Employee Benefits.

         (a) Parent and Merger Sub agree that the Company and the Company Subsidiaries will honor, and, from and after the Effective Time, the Surviving Corporation will honor, in accordance with their respective terms as in effect on the date hereof, the employment, severance, change-of-control, stay bonus and bonus agreements and arrangements to which the Company and the Company Subsidiaries, as applicable, are a party and which are set forth on Section 3.18 of the Company Disclosure Letter, except that the agreement set forth on Section 5.8(a) of the Company Disclosure Letter shall be amended prior to the Effective Time, as set forth on such Section 5.8(a) of the Company Disclosure Letter.

               (b) Parent and Merger Sub agree that for a period of one year following the Effective Time, the Surviving Corporation and the Company Subsidiaries shall continue the (i) compensation (including bonus and incentive awards) programs and plans and (ii) employee benefit and welfare plans, programs, contracts, agreements and policies (including insurance and pension plans but not including stock option or any other equity-based plan or program), fringe benefits and vacation policies which are currently provided by the Company and the Company Subsidiaries; provided that notwithstanding anything in this Agreement to the contrary the Surviving Corporation and the Company

Subsidiaries shall not be required to maintain any individual plan or program so long as the benefit plans and agreements maintained by the Surviving Corporation and the Company Subsidiaries are, in the aggregate, not materially less favorable than those provided by the Company and the Company Subsidiaries immediately prior to the date of this Agreement; and, provided, further, that nothing in this sentence shall be deemed to limit or otherwise affect the right of the Surviving Corporation and the Company Subsidiaries to terminate employment or change the place of work, responsibilities, status or designation of any employee or group of employees as the Surviving Corporation and the Company Subsidiaries may determine in the exercise of its business judgment and in compliance with applicable laws.

               (c) Prior to the Effective Time, the Company shall take all necessary actions to terminate the Company Stock Fund as an investment option under the Company's 401(k) Plan, in a manner intended to maintain such plan's qualified status under Code section 401(a) and in accordance with the applicable provisions of ERISA.

         Section 5.9 Company Indemnification Provision.

               (a) Merger Sub and Parent agree that all rights to indemnification and exculpation from liabilities or acts or omissions occurring at or prior to the Effective Time now existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the Company or any of the Company Subsidiaries (collectively, the "Indemnified Parties") as provided in the Company's Certificate of Incorporation or Bylaws or the Certificate or Articles of Incorporation, Bylaws or similar organizational documents of any of the Company Subsidiaries as in effect as of the date thereof or pursuant to the terms of the indemnification agreements or arrangements entered into between the Company or any Company Subsidiary and any of the Indemnified Parties with respect to matters occurring at or prior to the Effective Time set forth in
Section 5.9 of the Company Disclosure Letter (specifically including, without limitation, all transactions contemplated by this Agreement) shall survive the Merger, shall be assumed and performed by Merger Sub, Parent and the Surviving Corporation, and shall continue in full force and effect (without modification or amendment, except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right or indemnification), to the fullest extent and for the maximum term permitted by law, and shall be enforceable by the Indemnified Party against the Company, the Surviving Corporation and Merger Sub. At the Closing, Parent shall expressly and directly assume by written instrument all such obligations.

               (b) In addition to the rights provided in Section 5.9(a) above, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including without limitation, any action by or on behalf of any or all security holders of Company, or by or in the right of Company, or any Company Subsidiary, or any claim, action, suit, proceeding or investigation in which any person who is now, or has been, at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, employee or director of Company (the "Indemnification Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was an officer, employee or director of Company or any of the Company Subsidiaries or any action or omission by such person in his or her capacity as an officer or director, or (ii) this Agreement, the Merger or the Transactions contemplated by this Agreement, whether in any case asserted or arising before or after the Effective Time, the Company, the Surviving Corporation and the Parent (collectively referred to as the "Indemnifying Party") shall, from and after the Effective Time, indemnify and hold harmless, as and to the full extent permitted by applicable law, each Indemnification Party against any losses, claims, liabilities, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in accordance herewith in connection with any such threatened or actual claim, action, suit, proceeding or investigation. Any Indemnification Party proposing to assert the right to be indemnified under this
Section 5.9(b) shall, promptly after receipt of notice of commencement of any action against such Indemnification Party in respect of which a claim is to be made under this Section 5.9(b) against the Indemnifying Party, notify the Indemnifying Party of the commencement of such action, enclosing a copy of all papers served; provided, however, that the failure to provide such notice shall not affect the obligations of the Indemnifying Party except to the extent such failure to notify materially prejudices the Indemnifying Party's ability to defend such claim, action, suit, proceeding or investigation; and provided, further, however, that no Indemnification Party shall be obligated to provide any notification pursuant to this Section 5.9(b) prior to the Effective Time. If any such action is brought against any of the Indemnification Parties, the Indemnifying Party will be entitled to participate in and, to the extent that they elect by delivering written notice to such Indemnification Parties promptly after receiving notice of the commencement of the action from the Indemnification Parties, to assume the defense of the action and after notice from the Indemnifying Party to the Indemnification Parties of their election to assume the defense, the Indemnifying Party will not be liable to the Indemnification Parties for any legal or other expenses except as provided below. If the Indemnifying Party assumes the defense, the Indemnifying Party shall have the right to settle such action without the consent of the Indemnification Parties; provided, however, that the Indemnifying Party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the Indemnification Parties or any decree or restriction of the Indemnification Parties; provided, further, that no Indemnifying Party, in the defense of any such action shall, except with the consent of the Indemnification Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnification Parties of a release from all liability with respect to such action. The Indemnification Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnification Parties unless (i) the employment of counsel by the Indemnification Parties has been authorized in writing by the Indemnifying Party, (ii) the Indemnification Parties have reasonably concluded (based on written advice of counsel to the Indemnification Parties) that there may be legal defenses available to them that are different from or in addition to those available to the Indemnifying Party, (iii) a conflict or potential conflict exists (based on written advice of counsel to the Indemnification Party) between the Indemnification Parties and the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnification Parties, or (iv) the Indemnifying Party have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Party and shall promptly be paid and advanced by each Indemnifying Party as they become due and payable in advance of the final disposition of the claim, action, suit, proceeding or investigation to the fullest extent and in the manner permitted by law. Notwithstanding the foregoing, the Indemnifying Party shall not be obligated to advance any expenses or costs prior to receipt of an undertaking by or on behalf of the Indemnification Party to repay any expenses advanced if it shall ultimately be determined that the Indemnification Party is not entitled to be indemnified against such expense. Notwithstanding anything to the contrary set forth in this Agreement, the Indemnifying Party (i) shall not be liable for any settlement affected without its prior written consent, and (ii) shall not have any obligation hereunder to any Indemnification Party to the extent that a court or competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable law. In the event of a final and non-appealable determination by a court that any payment of expenses is prohibited by applicable law, the Indemnification Party shall promptly refund to the Indemnifying Party the amount of all such expenses theretofore advanced pursuant hereto.

               (c) Parent, Merger Sub and the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Parent, Merger Sub and the Surviving Corporation may substitute therefor policies of at least equivalent coverage containing terms and conditions which are no less advantageous) with respect to matters occurring prior to or at the Effective Time and this Agreement and the matters contemplated herein, provided that in no event shall Parent, Merger Sub or the Surviving Corporation be required to expend to maintain or procure insurance coverage pursuant to this Section 5.9 any amount per annum in excess of 150% of the aggregate premiums paid in 1999 on an annualized basis for such purpose. In the event the payment of such amount for any year is insufficient to maintain such insurance or equivalent coverage cannot otherwise be obtained, the Surviving Corporation shall purchase as much insurance as may be purchased for the amount indicated.

               (d) This Section 5.9 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties, the Indemnification Parties and their successors, assigns and heirs and shall be binding on all successors and assigns of the Company, Parent, Merger Sub and the Surviving Corporation. Each of the Indemnified Parties and the Indemnification Parties shall be entitled to enforce the covenants contained in this Section 5.9 and the Company, Parent, Merger Sub and the Surviving Corporation acknowledge and agree that each Indemnified Party and Indemnification Party would suffer irreparable harm and that no adequate remedy at law exists for a breach of such covenants and such Indemnified Party or such Indemnification Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision in this Section 5.9.

               (e) In the event that the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or mergers into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each of such case, the successors and assigns of such Person shall assume the obligations set forth in this Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnification Person covered hereby.

         Section 5.10 No Solicitation.

               (a) The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any Company Subsidiaries or any of its or the Company Subsidiaries' directors, officers, employees, investment bankers, attorneys or other agents or representatives, directly or indirectly, to invite, solicit, initiate or encourage any inquiries or the making of any proposal or provide any confidential or non-public information about the Company or the Company Subsidiaries with respect to any merger, acquisition, tender offer, consolidation or other business combination involving the Company (a "Takeover Proposal") or negotiate, explore or otherwise engage in discussions with any person (other than Parent and Merger Sub or their directors, officers, employees, agents and representatives) with respect to any Takeover Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided, however, that if the Board of Directors of the Company determines in good faith, after consultation with and based, among other things, upon advice of its outside counsel and financial advisor, that it is necessary to do so in order to act in a manner consistent with its obligations under applicable law, the Company may, in response to any Superior Proposal (as defined below), which proposal was not solicited by it and which did not otherwise result from a breach of this Section 5.10, and subject to providing prior written notice of its decision to take such action to Parent and Merger Sub and compliance with the other requirements of this Section 5.10,
(i) furnish information with respect to the Company and the Company Subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement no less favorable to the Company than the Confidentiality Agreement (as determined in good faith by the Company based on the advice of its outside counsel); and (ii) participate in discussions or negotiations regarding such Superior Proposal; and provided further that nothing contained in Section 5.10 shall prohibit the Company from, following advance written notice to Parent and Merger Sub delivered promptly following its decision to do so, (i) making and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer; (ii) subject to the restrictions in Section 5.10(b), making any disclosure to the Company's Stockholders which the Board of Directors of the Company determines in its good faith, after consultation with and based, among other things, upon advice of its outside legal counsel and financial advisor, that it is necessary to do so in order to act in a manner consistent with its obligations under applicable law; (iii) conducting "due diligence" inquiries (which shall be in writing to the extent reasonably practicable) in response to any Takeover Proposal as the Board of Directors of the Company determines in its good faith judgment, after consultation with and based, among other things, upon the advice of its outside legal counsel to be consistent with its obligations under applicable law.

               (b) Except as expressly permitted by this Agreement, the Board of Directors shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent and Merger Sub, the approval or recommendation by the Board of Directors of the Company of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause the Company to enter into any Acquisition Agreement (as defined below). If the Board of Directors of the Company, by a majority vote, determines in its good faith judgment after consultation with and based, among other things, upon the advice of its outside legal counsel, that it is required to do so in order to comply with its duties to shareholders under applicable law, the Board of Directors of the Company may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, but in each case only (i) after providing written notice to Parent and Merger Sub (a "Notice of Superior Proposal") advising Parent and Merger Sub that the Board of directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (ii) if Parent and Merger Sub do not, within five (5) business days of receipt by Parent and Merger Sub of the Notice of Superior Proposal, make a binding, written offer that the Board of Directors of the Company by a majority vote determines in its good faith judgment (after receipt of advice of Deutsche Banc Alex. Brown or another financial advisor of nationally recognized reputation selected by the Board of Directors of the Company consistent with such determination) to be at least as favorable, from a financial point of view, to the Company's stockholders as such Superior Proposal.

               (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.10, the Company shall promptly advise Parent and Merger Sub orally and in writing within one business day of any request for information or any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal (and any amendments or proposed amendments thereto) and the identity of the person making such request or Takeover Proposal.

               (d) For purposes of this Agreement:

               (i) "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction, for consideration to the Company's stockholders consisting of cash and/or securities, all or substantially all of the shares of the Company's capital stock then outstanding or all or substantially all the assets of the Company, on terms which the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party.

               (ii) "Acquisition Agreement" means any letter of intent, agreement in principle, acquisition agreement, merger agreement or other similar agreement, contract or commitment related to any Takeover Proposal.

         Section 5.11 Additional Matters. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals in connection with the governmental requirements and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, Merger Sub and the Company shall take all such necessary action. Notwithstanding the foregoing, nothing in this Agreement shall require, or be construed to require, Parent, Merger Sub or the Company, in connection with the receipt of any regulatory approval, to proffer to, or agree to (i) sell or hold separate and agree to sell, divest or to discontinue to or limit, before or after the Effective Time, any assets, businesses or interest in any assets or businesses of Parent, Merger Sub, the Company or any of their respective affiliates (or to the consent to any sale, or agreement to sell, or discontinuance or limitation by Parent, Merger Sub or the Company, as the case may be, of any of its assets or businesses) or

     (ii) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or business which, in either case, could reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect or to materially and adversely impact the economic or business benefits to such party of the transactions contemplated by this Agreement.

         Section 5.12 Offer to Repurchase Certain Shares. On or prior to September 1, 2000, the Company shall offer to purchase from the Company Principal, for cash, shares of Common Stock having a value of $2,000,000 (rounded up to the nearest whole number of shares) with the price determined according to the average closing price for the prior ten (10) trading days.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated;

               (b) no statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any federal or state court or Governmental Entity which prohibits, restrains, enjoins or restricts the consummation of the Merger;

               (c) this Agreement and consummation of the Merger shall have been duly approved and adopted by the holders of outstanding Common Stock by the Requisite Company Vote; and

               (d) no court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, order, injunction or decree (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated hereby or that, individually or in the aggregate with all other such Laws, orders, injunctions or decrees, could reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect, and no Governmental Entity shall have instituted any proceeding or threatened to institute any proceeding seeking any such Law, order, injunction or decree; provided, however, that the provisions of this Section 6.1(d) shall not apply to any party that has directly or indirectly solicited or encouraged any such Action.

         Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction (or waiver by the Company, in its discretion) at or prior to the Effective Time of the following additional conditions:

               (a) each of Parent and Merger Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time; the representations and warranties of each of Parent and Merger Sub contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time except as contemplated by the Parent Disclosure Letter or this Agreement; and the Company shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or the Chief Financial Officer of Merger Sub as to the satisfaction of this condition; and

               (b) each of Parent and Merger Sub shall have obtained the consent, approval or waiver of each person whose consent, approval or waiver shall be required in connection with the Merger and the transactions contemplated by this Agreement, except for those which the failure to obtain such consent, approval or waiver, individually or in the aggregate, could not reasonably be expected to result in a Parent Material Adverse Effect.

         Section 6.3 Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction (or waiver by the Parent and Merger Sub in their discretion) at or prior to the Effective Time of the following additional conditions:

               (a) the Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time; and the representations and warranties of the Company contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time, except as contemplated by the Company Disclosure Letter or this Agreement; and Parent and Merger Sub shall have received a Certificate of the Chief Executive Officer, the President, an Executive Vice President, Senior Vice President or the Chief Financial Officer of the Company as to the satisfaction of this condition;

               (b) the aggregate number of Shares of the Company on the Effective Time of the Merger, the holders of which have delivered notice of their exercise (or intent to exercise) appraisal rights in accordance with the provisions of Section 262 of Delaware Corporate Law, shall not exceed 5% of the Shares outstanding as of the record date for the Company Stockholder Meeting;

               (c) the Company Voting Agreement and the Proxy shall be in full force and effect and the Company Principal shall have performed in all material respects all obligations required to be performed by it under the Company Voting Agreement and the Proxy prior to the Closing Date; and

               (d) Parent and Merger Sub shall have obtained the debt financing necessary to consummate the Merger, to pay off all fees and expenses in connection therewith, to refinance existing indebtedness of the Company and Parent and to provide working capital for the Surviving Corporation pursuant to the Debt Financing Commitments or other substantially equivalent financing reasonably acceptable to Parent.

               (e) the Company shall have obtained the consent, approval or waiver of each person whose consent, approval or waiver shall be required in connection with the Merger and the transactions contemplated by this Agreement, except for those which the failure to obtain such consent, approval or waiver, individually or in the aggregate, could not reasonably be expected to result in a Company Material Adverse Effect.

                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

               (a) By mutual written consent of Parent, Merger Sub and the Company duly authorized by their respective boards of directors;

               (b) By any of Parent, Merger Sub or the Company, if the Effective Time shall not have occurred on or before the earlier of (i) November 30, 2000 or (ii) the sixtieth (60th) day after the Company Stockholders Meeting, or such later date as may be agreed upon in writing by the parties hereto, by either Parent, Merger Sub or the Company; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

               (c) By any of Parent, Merger Sub or the Company, if any order, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction or Governmental Entity and shall have become final and non-appealable.

               (d) By Parent or Merger Sub, if (i) the Board of Directors of the Company withdraws, modifies or changes its approval or recommendation of the Agreement in a manner adverse to Parent or Merger Sub or shall have resolved to do so, (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company a Takeover Proposal from a person other than Merger Sub and/or Parent or shall have resolved to do so, or (iii) a tender offer or exchange offer for any outstanding shares of capital stock of the Company is commenced and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) or (iv) the Company fails to promptly mail the Proxy Statement to the stockholders after receiving SEC approval;

               (e) By any of Parent, Merger Sub or the Company if this Agreement shall fail to receive the Requisite Company Vote for adoption at the Company Stockholders Meeting or any adjournment or postponement thereof;

               (f) By any of Parent, Merger Sub or the Company if one or more of the sources of Financing pursuant to the Financing Letters terminate or purport to terminate such Financing Letters or otherwise give notice that they do not intend to provide such Financing and Merger Sub and Parent are unable to obtain replacement Financing within twenty-one (21) days thereafter from sources and on terms and conditions reasonably acceptable to the Board of Directors of the Company and to Parent and Merger Sub.

               (g) By Parent or Merger Sub, upon a material breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in either of Section 6.3(a) or Section 6.3(e) would not be satisfied (a "Terminating Company Breach"), provided, however, that if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, Parent and Merger Sub may not terminate this Agreement under this Section 7.1(g);

               (h) By the Company, upon a material breach of any material representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in either of Section 6.2(a)or Section 6.2(b) would not be satisfied (a "Terminating Parent Sub Breach"); provided, however, that, if such Terminating Parent Sub Breach is curable by Parent or Merger Sub, as the case may be, through its reasonable best efforts and for so long as Parent or Merger Sub, as the case may be, continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 7.1(h); or

               (i) By the Company, pursuant to Section 5.10(b) hereof, if the Board of Directors of the Company, by a majority vote, determines in its good faith judgment after consultation with and based, among other things, upon the advice of its outside legal counsel, it is required to terminate in order to comply with its duties to shareholders under applicable laws; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(i) until the five business days notice to Parent and Merger Sub of the Superior Proposal pursuant to Section 5.10(b) shall have elapsed; provided, further, however, that such termination under this Section 7.1(i) shall not be effective until the Company has made payment to Parent of the Termination Fee pursuant to Section 7.5(a).

         Section 7.2 Effect of Termination. Except as provided in Section 8.2, in the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub or the Company or any of their respective Representatives, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in Section 7.5(a) and Section 7.5(c); provided, however, that nothing in this Agreement shall relieve any party from liability for the breach of any of its representations and warranties or any of its covenants or agreements set forth in this Agreement.

         Section 7.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided that, after the approval of this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         Section 7.4 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained in this Agreement. Any such waiver of a condition, or any determination that such a condition has been satisfied, will be effective only if made in writing by the Company, Parent or Merger Sub, as the case may be, and, unless otherwise specified in such writing, shall thereafter operate as a waiver (or satisfaction) of such conditions for any and all purposes of this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         Section 7.5 Termination Fee and Expenses.

               (a) The Company agrees that, if, (i) the Company shall terminate this Agreement pursuant to Section 7.1(i), (ii) the Parent or Merger Sub shall terminate this Agreement pursuant to Section 7.1(d), or (iii) (A) Parent or Merger Sub shall terminate this Agreement pursuant to Section 7.1(e) due to failure to obtain the Requisite Company Vote for adoption at the Company Stockholders Meeting and (B) at the time of such failure, any person shall have made a public announcement or otherwise communicated to the Company and its Stockholders with respect to a Takeover Proposal with respect to the Company, then in accordance with Section 7.5(b), after such termination, or in the case of clause (iii), after the consummation of such Takeover Proposal, the Company shall pay to Parent a termination fee in the amount of $7,200,000 (such fee, the "Termination Fee").

               (b) Any payment required to be made pursuant to Section 7.5(a) shall be made to Parent by the Company not later than two business days after delivery to the Company by Parent of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by Parent.

               (c) Except as set forth in this Section 7.5(c), all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section 8.5. For purposes of this Agreement,

"Expenses" consist of all out-of-pocket expenses (including all fees, commitment fees and expenses of counsel, accountants, commercial and investment bankers, lenders, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf to the extent directly related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated hereby up to a maximum of $1,500,000. The Company agrees that it shall pay to Merger Sub an amount equal to Parent's and Merger Sub's documented Expenses directly related to this Agreement and the transactions contemplated hereby if Parent and Merger Sub terminate this Agreement pursuant to Section 7.1(g) provided that Company shall have no such obligation if the Company was entitled to terminate this Agreement pursuant to
Section 7.1(f) (unless the event giving rise to the Company's right to terminate under Section 7.1(f) was caused by a breach by the Company referred to in
Section 7.1(g))or Section 7.1(h). Parent and Merger Sub agree that Parent and Merger Sub shall pay to the Company an amount equal to the Company's documented Expenses directly related to this Agreement and the transactions contemplated hereby if the Company terminates this Agreement pursuant to Section 7.1(h), provided the Parent and Merger Sub shall have no such obligation if Parent and Merger Sub were entitled to terminate this Agreement pursuant to Section 7.1(g).

               (d) The Company acknowledges that the agreements contained in this Section 7.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to pay promptly the Termination Fee, and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent and Merger Sub their Expenses in connection with such suit, together with interest on the amount of the Termination Fee at the prime rate of Fleet National Bank in effect on the date such payment was required to be made.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.1 Certain Definitions.

         For purposes of this Agreement:

               (a) The term "affiliate," as applied to any person, means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise.

               (b) The term "business day" means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time. In computing any time period under this Agreement, the date of the event which begins the running of such time period shall be included except that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

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

               (c) The term "including" means, unless the context clearly requires otherwise, including but not limited to the things or matters named or listed after that term.

               (d) The term "knowledge," as applied to the Company, Parent or Merger Sub, means the knowledge of the executive officers of the Company, Parent or Merger Sub, as the case may be.

               (e) The term "person" shall include individuals, corporations, limited and general partnerships, trusts, limited liability companies, associations, joint ventures, Governmental Entities and other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

               (f) The term "subsidiary" or "subsidiaries" means, with respect to any person, any entity of which such person, (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests constituting more than 50% of the voting or economic interest in such entity.

         Section 8.2 Survival of Representations, Warranties and Agreements. No representations or warranties in this Agreement or any certificate, instrument or other writing delivered pursuant to this Agreement shall survive beyond the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplate performance after the Effective Time. Without limiting the generality of the foregoing, Sections 5.8 and 5.9 shall specifically survive the Merger and the Effective Time.

         Section 8.3 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

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

               (a) If to Parent and Merger Sub, to:

                   Wilmar Industries, Inc.
                   303 Harper Drive
                   Moorestown, NJ 08057
                   Facsimile: (856) 533-3104
                   Attention: William S. Green

                   with copies to:

                   Parthenon Capital
                   200 State Street, 11th Floor
                   Boston, MA 02109
                   Facsimile: (617) 478-7010
                   Attention: Drew Sawyer

                   Paul, Weiss, Rifkind, Wharton & Garrison
                   1285 Avenue of the Americas
                   New York, NY 10019-6064
                   Facsimile:  (212) 373-2744
                   Attention: Mark Underberg, Esq.

               (b) If to the Company, to:

                   Barnett, Inc.
                   801 West Bay Street
                   Jacksonville, FL 32204
                   Facsimile: (904) 384-3618
                   Attention: William R. Pray


                   with a copy to:

                   Foley & Lardner
                   Attn:    Charles V. Hedrick
                            Gardner F. Davis
                   Post Office Box 240
                   200 Laura Street
                   Jacksonville, FL 32201-0240
                   Facsimile:  (904) 359-8700

         Section 8.4 Amendments; No Waivers.

               (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment by the Company, Parent and Merger Sub or in the case of a

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

waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, there shall be no amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

         Section 8.5 Expenses. Except as provided in Section 5.3 and Section 7.5(c), all Expenses incurred in connection with this Agreement shall be paid by the party incurring such Expenses.

         Section 8.6 Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be paid by either Parent and Merger Sub or the Surviving Corporation, and the Company shall cooperate with Parent and Merger Sub in preparing, executing and filing any returns with respect to such Transfer Taxes.

         Section 8.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Parent and Merger Sub may assign this Agreement to their respective lending banks.

         Section 8.8 Governing Law and Venue; Waiver of Jury Trial. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE. The parties irrevocably submit to the jurisdiction of the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated by this Agreement and by those documents, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject to this Agreement or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.4 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

               (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8.

         Section 8.9 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         Section 8.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 8.11 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

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

         Section 8.12 Entire Agreement; No Third Party Beneficiaries. This Agreement (including any exhibits and annexes to this Agreement), (i) constitutes the entire agreement, and supersedes all prior agreements, representations and warranties, and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (ii) except for the provisions of Article II and Sections 5.8 and 5.9, is not intended to confer upon any person other than the parties any rights or remedies. Notwithstanding the foregoing, the Confidentiality Agreement shall remain in full force and effect.

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

         IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed on its behalf by its officers thereunder to duly authorized, all as of the date first above written.

                                   WILMAR INDUSTRIES, INC.


                                   By: /s/ Michael J. Grebe
                                      --------------------------------
                                        Name:  Michael J. Grebe
                                        Title: President


                                   BW ACQUISITION, INC.


                                   By: /s/ William Sanford
                                      --------------------------------
                                      Name:  William Sanford
                                      Title: Vice President


                                   BARNETT, INC.


                                   By: /s/ W. Pray
                                      --------------------------------
                                      Name:  W. Pray
                                      Title: C.E.O.

                                       46